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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: March 4, 2003
                        (Date of earliest event reported)

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                               PHARMOS CORPORATION
             (Exact name of registrant as specified in its charter)

            Nevada                       0-11550                36-3207413
       (State or other                 (Commission            (IRS Employer
jurisdiction of incorporation)        File Number)        Identification Number)

                         99 Wood Avenue South, Suite 311
                                Iselin, NJ 08830
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (732) 452-9556

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Item 5. Other Events.

On March 4, 2003, Pharmos Corporation raised $4.3 million gross proceeds in an issuance of common stock and warrants with a group of institutional shareholders. The proceeds will be used for general corporate purposes. Rodman & Renshaw, Inc. acted as placement agent on a portion of the transaction.

Pharmos also announced that it has redeemed the balance of its 6% Convertible debentures due June 2003. The $3.5 million original principal amount of the notes was redeemed for approximately $3.8 million, including accrued and unpaid interest.

An aggregate of approximately 5.1 million shares were issued utilizing a shelf registration of Pharmos' securities declared effective by the Securities and Exchange Commission in February 2003 (Registration No. 333-82046) and was priced at $0.85 per share. The aggregate number of warrants issued was equivalent to 20% of the total number of shares of common stock issued, with an exercise price of $1.25 per share and an expiration date of March 2007. In addition, Pharmos issued approximately 130,000 five-year warrants, at the same exercise price of $1.25 per share, to Rodman & Renshaw as part of its compensation as placement agent.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

      99.1 Letter Agreement dated as of February 28, 2003 between Rodman & Renshaw, Inc. and the Registrant

      99.2  Form of Investor Warrant


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2003

PHARMOS CORPORATION


By:        /s/ ROBERT W. COOK
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               Robert W. Cook
    Executive Vice President and Chief
             Financial Officer


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